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                                                                    Exhibit 4.12











                                     FORM OF

                             COLTEC INDUSTRIES INC,



                             ENPRO INDUSTRIES, INC.,



                              GOODRICH CORPORATION,



                                       AND



                              THE BANK OF NEW YORK,

                                   as Trustee



                          SECOND SUPPLEMENTAL INDENTURE



                  Dated as of ___________________________, 2002





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                              SECOND SUPPLEMENTAL INDENTURE, dated as of
                              ______________________, 2002, among Coltec
                              Industries Inc, a Pennsylvania corporation (the "Company"), EnPro Industries, Inc., a North Carolina Corporation ("EnPro"), Goodrich Corporation, a New York corporation ("Goodrich"), and The Bank of New York, a New York banking corporation, as trustee (herein called the "Trustee"). Terms not defined herein shall have the meanings assigned to them in the Indenture (as defined below).

                                    RECITALS

          WHEREAS, the Company and the Trustee are parties to an Indenture, dated as of April 14, 1998 (as amended prior to the date hereof, the "Indenture"), relating to the Company's 5 1/4% Convertible Junior Subordinated Deferrable Interest Debentures due 2028 (the "Securities");

          WHEREAS, concurrently with the execution of this Second Supplemental Indenture, Goodrich is spinning off EnPro through a distribution of EnPro's common stock to Goodrich shareholders (the "Distribution"), in which Goodrich shareholders will receive one share of the common stock, par value $.01 per share, of EnPro ("EnPro Common Stock") for each five shares of the common stock, par value $5 per share, of Goodrich ("Goodrich Common Stock") that they hold;

          WHEREAS, the Company is a wholly-owned subsidiary of EnPro;

          WHEREAS, pursuant to Section 13.08 of the Indenture, the Company has determined that, immediately following the Distribution, the Securities will be convertible into a combination of Goodrich Common Stock and EnPro Common Stock, and that such adjustment shall be made in lieu of any other adjustment to the conversion ratio of the Securities as a result of the Distribution pursuant to
Article XIII of the Indenture;

          WHEREAS, each of EnPro and Goodrich agrees to be bound by the conversion and adjustment provisions set forth in the Indenture;

          WHEREAS, Section 9.01 of the Indenture provides that the Company, when authorized by a Board Resolution, and the Trustee may enter into a supplemental indenture, without the consent of any Holder, to, among other things, make provision with respect to the conversion rights of Holders pursuant to the requirements of Article XIII of the Indenture; and

          WHEREAS, the Company and the Trustee have determined that this Second Supplemental Indenture complies with Section 9.01 of the Indenture and does not require the consent of any Holders and, on the basis of the foregoing, the Trustee has determined that this First Supplemental Indenture is in form satisfactory to it.

          NOW, THEREFORE, for and in consideration of the premises, it is mutually covenanted and agreed, for the equal and ratable benefit of the Holders, as follows:


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                                    ARTICLE I

          ADJUSTMENT OF CONVERSION RATE IN CONNECTION WITH DISTRIBUTION

          Section 1.1. Conversion Rights. The Company hereby provides in accordance with Section 13.08 of the Indenture that the Holder of each Security outstanding immediately after the Distribution shall have the right, during the period such Security shall be convertible as specified in Section 13.01 of the Indenture, to convert such Security only into a combination of (a) 0.955248 of a share of Goodrich Common Stock, and (b) 0.1910496 of a share of EnPro Common Stock, subject to future adjustment subsequent to the Distribution as provided in Article XIII of the Indenture.

                                   ARTICLE II

                      FUTURE ADJUSTMENTS IN CONVERSION RATE

          Section 2.1. Adjustment. Goodrich and EnPro unconditionally agree, as required by Section 13.04 of the Indenture, to make any adjustments provided for in Article XIII of the Indenture. Notwithstanding anything herein to the contrary, the Company shall remain obligated under the Indenture and the Securities, in accordance with the terms of the Indenture, as supplemented hereby.

                                   ARTICLE III

                      ACCEPTANCE OF SUPPLEMENTAL INDENTURE

          Section 3.1. Trustee's Acceptance. The Trustee hereby accepts this Second Supplemental Indenture and agrees to perform the same under the terms and conditions set forth in the Indenture.

                                   ARTICLE IV

                               GENERAL PROVISIONS

          Section 4.1. Effect of Supplemental Indenture. On the date hereof, the Indenture shall be supplemented in accordance herewith, and this Second Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby.

          Section 4.2. Indenture Remains in Full Force and Effect. Except as supplemented hereby, all provisions in the Indenture shall remain in full force and effect.

          Section 4.3. Incorporation of Indenture. All the provisions of this Second Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture; and the Indenture, as supplemented and amended by this Second Supplemental Indenture, shall be read, taken and construed as one and the same instrument.



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          Section 4.4. Headings. The headings of the Articles and Sections of this Second Supplemental Indenture are inserted for convenience of reference and shall not be deemed to be a part thereof.

          Section 4.5. Counterparts. This Second Supplemental Indenture maybe executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          Section 4.6. Confirmation and Preservation of Indenture. The Indenture as supplemented by this Second Supplemental Indenture is in all respects confirmed and preserved.

          Section 4.7. Conflict with Trust Indenture Act. If any provision of this Second Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act that is required under the Trust Indenture Act to be part of and govern any provision of this Second Supplemental Indenture, the provision of the Trust Indenture Act shall control. If any provision of this Second Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provision of the Trust Indenture Act shall be deemed to apply to the Indenture as so modified or to be excluded by this Second Supplemental Indenture, as the case may be.

          Section 4.8. Successors. All covenants and agreements in this Second Supplemental Indenture by the Company, EnPro, and Goodrich shall be binding upon and accrue to benefit of their respective successors. All covenants and agreements in this Second Supplemental Indenture by the Trustee shall be binding upon and accrue to the benefit of its successors.

          Section 4.9. Separability Clause. In case any provision in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          Section 4.10. Benefits of Second Supplemental Indenture. Nothing in this Second Supplemental Indenture or the Securities, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Second Supplemental Indenture or the Securities.

          Section 4.11. Trustee not Responsible for Recitals. The recitals contained herein shall be taken as the statements of the Company, EnPro and Goodrich, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to, and shall not be responsible for, the validity or sufficiency of this Second Supplemental Indenture.

          Section 4.12. Certain Duties and Responsibilities of the Trustees. In entering into this Second Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.

          Section 4.13. GOVERNING LAW. THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH,



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THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF
LAWS.


                    [Remainder of page intentionally blank.]






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          IN WITNESS WHEREOF, the parties hereto have caused this Second
Supplemental Indenture to be duly executed, all as of the day and year first above written.

                                    COLTEC INDUSTRIES INC


                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                    ENPRO INDUSTRIES, INC.


                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                    GOODRICH CORPORATION


                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                    THE BANK OF NEW YORK, as Trustee


                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:




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